SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 and 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (date of earliest event reported): November 1, 1996


                           CRESTED CORP.
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       Exact Name of Registrant as Specified in its Charter)

     Wyoming                     0-8773            83-0608126
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(State or other               (Commission       (I.R.S. Employer
jurisdiction of                File No.)        Identification No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                       82501
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(Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code: (307) 856-9271


                          Not Applicable
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        (Former Name, Former Address or Former Fiscal Year,
                   if Changed From Last Report)

ITEM 5.  OTHER EVENTS

     On November 1, 1996, a hearing was held in the United States District Court of Colorado on the confirmation of the Arbitration Award concerning the Sheep Mountain Partners arbitration. U.S. Energy Corp. and its majority owned subsidiary, Crested Corp., doing business as the joint venture "USECC", reported that following the hearing on USECC's motions to confirm the arbitration Award, Judge Lewis T. Babcock took the motions under advisement and expected to rule shortly.

     On November 4, 1996, Judge Lewis T. Babcock of the United
States District Court of Colorado entered two Orders and a Judgment granting USECC's petition for confirmation of the Arbitration Award entered by a three member Panel of the American Arbitration
Association on April 18, 1996 as clarified on July 3, 1996.

     The arbitration proceedings were initiated in June 1991, by Nukem, Inc. of Stamford, CT ("Nukem") and its 100% owned subsidiary Cycle Resource Investment Corporation ("CRIC") concerning the Sheep Mountain Partners ("SMP") uranium operations in Wyoming after disputes arose between the parties. The SMP Partnership was formed in December 1988, between USECC and Nukem/CRIC to develop and mine uranium ore from the SMP mines in Wyoming to be milled into uranium concentrates (U3O8) and market U3O8 worldwide. USECC filed suit in July 1991, against Nukem/CRIC in the U.S. District Court of Colorado to rescind the Partnership and for damages. The Court stayed the arbitration proceedings and USECC conducted extensive legal discovery. Thereafter in February 1994, the parties agreed to arbitrate their disputes. Hearings on the consensual arbitration were commenced on June 27, 1994 and consumed some 73 hearing days which ended on May 31, 1995.

     On April 18, 1996, the three member Arbitration Panel entered its Order and Award awarding USECC a net of approximately $12,200,000 and ordered Nukem to transfer to SMP a contract it entered into with a domestic utility. The Panel also ordered contracts Nukem had entered into for the purchase of uranium concentrates from three CIS Republics, placed in constructive trust with SMP. USECC petitioned the U.S. District Court in Colorado for confirmation of the Award and Nukem filed objections and motions to modify and vacate portions of the Award, alleging that significant portions of the Award were erroneous. Nukem was seeking to set aside some $16 million claiming double recovery, which the Panel had awarded USECC. On May 31, 1996, the Court remanded the Award to the Panel for consideration of these motions. On July 3, 1996, the Panel entered a new order affirming its earlier Award stating that, "There was wrongdoing on the part of Nukem when it used what were clearly partnership contracts to obtain financial benefits for itself alone . . . Our Award . . . is premised upon wrongdoing by Nukem and a judgment by us that Nukem ought not to be permitted to profit from that wrongful conduct." The Panel clarified its April 18, 1996 Order awarding SMP Nukem contracts which include the rights to purchase CIS uranium, the uranium acquired pursuant to those rights and the profits therefrom. The contracts between Nukem and three CIS Republics were impressed with a constructive trust in favor of SMP. The Panel further stated, "We thus conclude that there is no inconsistency and no double recovery and no subtraction that ought to be made from profits already realized . . ."

     USECC then filed new motions to confirm and correct the Arbitration Award as clarified by the Panel on July 3, 1996 and Nukem/CRIC filed objections and motions in the U.S. District Court of Colorado to modify and vacate portions of the Award. The hearing on these motions was held on November 1, 1996 and the Orders and Judgment were entered as noted above by the Court on November 4, 1996.

     In its Order and Judgment, the Court modified and confirmed the Panel's April 18, 1996 Award in favor of USECC by deleting $265,313 from the Award reimbursing Nukem/CRIC for monies advanced to purchase U3O8 for delivery to SMP customers. The Panel awarded USECC a net of approximately $7,779,268 in damages against Nukem, plus an amount of $4,448,192 to be paid USECC out of funds held in SMP bank accounts. SMP had a total of $19,900,789 as of November 5, 1996 in accounts at two banks, which will be divided between USECC and Nukem/CRIC pursuant to a judgment of the Court. The Court found as a matter of law that Nukem/CRIC failed to meet their burden of proof to vacate or modify the arbitration award.

     The Court further granted USECC's petition to confirm the Panel's Award to SMP of a uranium supply contract that Nukem had entered into with a domestic utility, when the SMP Partnership was formed in 1988. This contract should produce substantial profits for the SMP Partnership. Additionally, the Court granted USECC's petition to confirm the Panel's Award to SMP in constructive trust, of contracts entered into for the acquisition of uranium between Nukem and three CIS Republics of the former Soviet Union because Nukem, without SMP's permission and consent, used the SMP uranium supply contracts which were partnership assets to obtain purchase rights for CIS uranium. The clarified Award of July 3, 1996 provided:

     "Since the rights to purchase the CIS uranium were obtained through the use of SMP contracts (partnership assets), those purchase rights, the uranium acquired pursuant to those rights and the profits therefrom are impressed with a constructive trust in favor of SMP and we concluded that SMP is entitled to damages in the amount of $31,355,070 to compensate it for its past and future lost profits."

     Notwithstanding the foregoing, Nukem/CRIC continue to dispute that the Arbitration Award orders Nukem's CIS contracts impressed with a constructive trust in favor of SMP claiming that Nukem did not violate the SMP Partnership or Marketing or Trading Agreement. As a partner in SMP, USECC believes it is entitled to one-half of the net benefits of these contracts. Nukem has stated in open court that an amount of at least 72 million pounds of uranium concentrates from the CIS Republics are in question. Management of USECC believes the amount of uranium concentrates is significantly greater, but the exact amount and the value of the CIS contracts cannot be determined at this time.

     On or about November 5, 1996, USECC received $4,367,474 of the money on deposit in SMP bank accounts. USECC expects further proceedings to take place on the distribution of the balance of those funds. Nukem and CIRC have indicated that they intend to appeal the decisions of the U.S. District Court to the Tenth Circuit Court of Appeals. Distribution of these remaining funds will be to the parties at a later date to be determined. Nukem and CRIC presently claim that they should be allocated approximately $14 million out of the remaining account.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CRESTED CORP.
                              (Registrant)



Dated:  November 14, 1996     By:      s/ Daniel P. Svilar
                                    ------------------------------
                                    DANIEL P. SVILAR, Secretary